EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                                       OF
                              SUNTRUST BANKS, INC.



                                       1.

         The name of the Corporation is SunTrust Banks, Inc. (the
"Corporation").

                                       2.

         On February 10, 1998 the Board of Directors of the Corporation approved an amendment to Article 5(a) of the Restated Articles of Incorporation of the Corporation as follows:

         "5(a). The aggregate number of common shares (referred to in these Articles of Incorporation as "Common Stock") which the Corporation shall have the authority to issue is 500,000,000 shares with a par value of $1.00 per share. Each holder of Common Stock shall be entitled to one vote for each share of such stock held."

                                       3.

         The amendment was duly approved by the shareholders of the Corporation on April 21, 1998 in accordance with the provisions of O.C.G.A. ss.14-2-1003.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer and its corporate seal to be affixed hereto, as of the 21st day of April, 1998.


                                                SUNTRUST BANKS, INC.


                                                By:    /s/ Raymond D. Fortin
                                                       -------------------------
                                Raymond D. Fortin

                                                Title:   Senior Vice President


                                     [SEAL]

                         ARTICLES OF RESTATEMENT OF THE
                          ARTICLES OF INCORPORATION OF
                              SUNTRUST BANKS, INC.


         Pursuant to the Georgia Business Corporation Code, SunTrust Banks, Inc., a Georgia corporation (the "Corporation"), submits these Articles of Restatement and Restated Articles of Incorporation and shows as follows:

                                       1.

         The Corporation hereby certifies that, by resolution adopted on November 14, 1989, the Board of Directors did adopt these Articles of Restatement and Restated Articles of Incorporation of the Corporation, as set forth in paragraph 2 below. Shareholder approval of amendments to the Articles of Incorporation contained in the Articles of Restatement was not required.

                                       2.

         The Articles of Incorporation of the Corporation shall be amended by the deletion in their entirety of Articles 10 and 16, by the redesignation of
(i) existing Article 18 as Article 10 and (ii) existing Article 17 as Article 16, by the addition of new Article 5(c), and by restating all other provisions of the Articles of Incorporation, as heretofore amended, now in effect and not being amended by foregoing amendments, and substituting therefor in all respects the Restated Articles of Incorporation as follows:

                       RESTATED ARTICLES OF INCORPORATION

                                       1.

         The name of the Corporation is SunTrust Banks, Inc.

                                       2.

         The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                       3.

         The Corporation shall have perpetual duration.


                                       4.

         The purpose for which the Corporation is organized is to conduct any businesses and to engage in any activities not specifically prohibited to corporations for profit under the laws of the State of Georgia.

                                       5.

         (a). The aggregate number of common shares (referred to in these Articles of Incorporation as "Common Stock") which the Corporation shall have the authority to issue is 350,000,000 with a par value of $1.00 per share. Each holder of Common Stock shall be entitled to one vote for each share of such stock held.

         (b). The aggregate number of preferred shares (referred to in these Articles of Incorporation as "Preferred Stock") which the Corporation shall have authority to issue is 50,000,000 with no par value per share. The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

         So long as any of the shares of the Preferred Stock are outstanding, no dividends (other than (i) dividends on Common Stock payable in Common Stock, (ii) dividends payable in stock junior to the Preferred Stock both as to dividends and upon liquidation, and (iii) cash in lieu of fractional shares in connections with any such dividend) shall be paid or declared, in cash or otherwise, nor shall any other distribution be made, on the Common Stock or on any other stock junior to the Preferred Stock as to dividends, unless (a) there shall be no arrearages in dividends on the Preferred Stock for any past dividend period and the full dividends for the current quarterly dividend period shall be paid or declared and funds set aside therefor, and (b) the Corporation shall not be in default on its obligation to redeem any of the shares of the Preferred Stock called for redemption. Subject to the foregoing provisions, such dividends as may be determined by the Board of Directors of the Corporation may be declared and paid from time to time on any stock or shares of the Corporation other than the Preferred Stock without any right of participation therein by the holders of shares of the Preferred Stock. Dividends on the Preferred Stock shall be cumulative. No interest shall be payable in respect of any dividend payment which may be in arrears. If at any time the Corporation shall fail to pay full cumulative dividends on any shares of the Preferred Stock, thereafter until such dividends shall have been paid or declared and set apart for payment, the Corporation shall not purchase, redeem or otherwise acquire for consideration any shares of any class of stock then outstanding and ranking on a parity with or junior to the Preferred Stock.

         If there are any arrearages in dividends for any past dividend period on any series of the Preferred Stock or any other class or series of preferred stock ranking on a parity with the Preferred Stock as to dividends, or if the full dividend for the current quarterly dividend period shall not have been paid or declared and funds set aside therefor on all series of the Preferred Stock and all other classes and series of preferred stock ranking on a parity with the Preferred Stock as to dividends (to the extent that dividends on such other class or series of preferred stock are cumulative), any dividends paid or declared on the Preferred Stock or on any other class or series of preferred stock ranking on a parity with the Preferred Stock as to dividends shall be shared first ratably by the holders of the Preferred Stock and the holders of all such other classes and series of preferred stock ranking on a parity with the Preferred Stock as to dividends in proportion to such respective arrearages and unpaid and undeclared current cumulative dividends, and thereafter by the holders of shares of noncumulative classes and series of preferred stock ranking on a parity with the Preferred Stock as to dividends.

         In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of debts and other liabilities of the Corporation and before any distribution to the holders of shares of Common Stock or any stock junior to the Preferred Stock as to the distribution of assets upon liquidation, the holders of each series of the Preferred Stock shall be entitled to receive out of the net assets of the Corporation an amount in cash for each share equal to the amount fixed and determined by the Board of Directors in the resolution providing for the issuance of the particular series of the Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share of the Preferred Stock up to the date fixed for distribution, and no more. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable in such event to the holders of the Preferred Stock and any class or series of preferred stock ranking on a parity with the Preferred Stock as to the distribution of assets upon liquidation, then the assets available for distribution to holders of shares of the Preferred Stock and such other classes and series of preferred stock ranking on a parity with the Preferred Stock as to the distribution of assets upon liquidation shall be distributed ratably to the holders of shares of each series of the Preferred Stock and such classes and series of preferred stock in proportion to the full preferential amounts payable on their respective shares upon liquidation. Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Corporation, the consolidation or merger of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

         The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of the Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

                  (i) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;

                  (ii) The rate of dividends payable on shares of such series, the times of payment, and the date from which such dividends shall accumulate;

                  (iii) Whether shares of such series can be redeemed, the time or times when, and the price or prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the purchase, retirement or sinking fund provisions, if any, for the purchase or redemption of such shares;

                  (iv) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (v) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other class or series of the Preferred Stock and the terms and conditions of such conversion or exchange; and

                  (vi) The rights, if any, of the holders of shares of such series to vote.

         Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of the Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series, except as to the date, if any, from which dividends thereon shall accumulate.

         (c). The Corporation may acquire its own shares. Any such shares shall become, upon acquision, treasury shares to be classified as issued but not outstanding shares.

                                       6.

         Shares of the Corporation may be issued by the Corporation for such consideration, not less than the par value thereof (in the case of shares having a par value), as shall be fixed from time to time by the Board of Directors.

                                       7.

         No holder of shares of any class of the capital stock of the Corporation shall have as a matter of right any pre-emptive or preferential right to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock of the Corporation.

                                       8.

         Subject to the provisions of the Georgia Business Corporation Code, the Board of Directors shall have the power to distribute a portion of the assets of the Corporation, in cash or in property, to holders of shares of the Corporation out of the capital surplus of the Corporation.

                                       9.

         The Corporation shall have all powers necessary to conduct the businesses and engage in the activities set forth in Article 4 hereof, including, but not limited to, the powers enumerated in the Georgia Business Corporation Code or any amendment thereto. In addition, the Corporation shall have the full power to purchase and otherwise acquire, and dispose of, its own shares and securities granted by the laws of the State of Georgia and shall have the right to purchase its shares out of its unreserved and unrestricted capital surplus available therefor, as well as out of its unreserved and unrestricted earned surplus available therefor.

                                       10.

         The names and addresses of the Incorporators are:

                               Robert Strickland
                               One Park Place, N.E.
                               Atlanta, Georgia 30303

                               Joel R. Wells, Jr.
                               200 South Orange Avenue
                               Orlando, Florida 32801

                                       11.

         I. (A) In addition to any affirmative vote required by law, these Articles of Incorporation or otherwise with respect to any shares of capital stock of the Corporation, and except as otherwise expressly provided in paragraph II of this Article 11:

                  (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

                  (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliates of any Interested Shareholder; or

                  (v) any reclassification of securities (including any reverse stock split), or recapitalization or the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding shares of Common Stock of the Corporation, including the affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding shares of Common Stock of the Corporation other than those beneficially owned by the Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  (B) The term "Business Combination" as used in this Article 11 shall mean any transaction which is referred to in any one or more of clauses
(i) through (v) of subparagraph (A) of this paragraph I.

         II. The provisions of paragraph I of this Article 11 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following subparagraphs (A) or (B) are met:

                  (A) The Business Combination shall have been approved by three-fourths of all Directors.

                  (B) All of the following conditions shall have been met:

                  (i) The aggregate amount of (x) cash and (y) the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under subclauses (a), (b), (c) and (d) below (taking into account all stock dividends and stock splits):

                           (a) (if  applicable)  the  highest  per  share  price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder or any of its Affiliates or Associates for any share of Common Stock acquired by the Interested Shareholder (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher;

                           (b) the highest Fair Market Value per share of Common
                  Stock during the 30-day period ending on the Announcement Date or during the 30- day period ending on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article 11 as the "Determination Date"), whichever is higher.

                           (c) (if  applicable) the price per share equal to the
                  highest Fair Market Value per share of Common Stock determined pursuant to subparagraph B(i)(b) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                  fees) paid by the Interested Shareholder or any of its Affiliates or Associates for any shares of Common Stock acquired by the Interested Shareholder within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the date that the Interested Shareholder became a beneficial owner of shares of Common Stock during such two-year period; and

                           (d) (if  applicable)  the  book  value  per  share of
                  Common Stock on the last day in the month preceding the date of the consummation of the Business Combination multiplied by the ratio of (1) the highest price paid by the Interested Shareholder or any of its Affiliates or Associates per share of Common Stock as determined pursuant to subparagraph B(i)(a) above to (2) the book value per share of Common Stock on the last day in the month preceding the date on which the highest price as determined pursuant to B(i)(a) above was paid.

                  (ii) The aggregate amount of (x) the cash and (y) the Fair Market Value as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any series of outstanding Preferred Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every series of outstanding Preferred Stock, whether or not the Interested Shareholder or any of its Affiliates or Associates has previously acquired any shares of any particular series of Preferred Stock):

                           (a) (if  applicable)  the  highest  per  share  price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder or any of its Affiliates or Associates for any share of such series of Preferred Stock acquired by the Interested Shareholder (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; and


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



                           (b) (if applicable) the highest  preferential  amount
                  per share to which the holders of shares of such series of Preferred Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                  (iii) The consideration to be received by holders of outstanding Common Stock and by holders of a particular series of outstanding Preferred Stock shall be in cash or in the same form as the Interested Shareholder of any of its Affiliates or Associates has previously paid for shares of each such kind of stock. If the Interested Shareholder or any of its Affiliates or Associates has paid for shares of Common Stock or for shares of any series of Preferred Stock with varying forms of consideration, the form of consideration for each such kind of stock shall be either cash or the form used to acquire the largest number of shares of each such kind of stock previously acquired by it.

                  (iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business
         Combination: (a) except as approved by three-fourths of all Directors, there shall have been no failure to declare and pay at the regular date therefor dividends in full (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by three-fourths of all Directors and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by three-fourths of all Directors; and (c) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Common Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                  (v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its Subsidiaries, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the meeting at which the Business Combination will be voted upon (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the cover page thereof a statement as to how members of the Board of Directors voted on the proposal in


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



         question and any recommendation as to the advisability or inadvisability of the Business Combination that any director wishes to make, and shall also contain the opinion of a reputable national investment banking firm as to the fairness of the terms of the Business Combination, from the point of view of the remaining public shareholders of the Corporation (such investment banking firm to be engaged solely on behalf of the remaining public shareholders, to be paid a reasonable fee for its services by the Corporation upon receipt of such opinion and to be an investment banking firm which has not previously been associated with the Interested Shareholder or any of its Affiliates or Associates).

         III. For the purposes of this Article 11:

                  (A) A "person" shall mean any individual, firm, corporation or other entity.

                  (B) "Interested Shareholder" shall mean any person (other than the Corporation, any Subsidiary or either the Corporation or any Subsidiary acting as Trustee or in a similar fiduciary capacity) who or which:

                  (i)is the beneficial owner of more than 10% of the outstanding Common Stock; or

                  (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Common Stock; or

                  (iii) acquired any shares of Common Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such acquisition shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  (C) A  person  shall be a  "beneficial  owner"  of any  Common
         Stock:

                  (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                  (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.


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



                  (D) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section III, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C(ii)(a) of this Section III but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (E) (i) An "Affiliate" of a specified person is a person that directly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                  (ii) The term "Associate" used to indicate a relationship with any person means (1) any firm, corporation or other entity (other than the Corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse who has the same home as such person.

                  (F) "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the Corporation unless owned solely as trustee or other similar fiduciary capacity.

                  (G) "Fair Market Value" means: (i) in the case of stock, the closing sales price of a share of such stock on the Composite Tape on the New York Stock Exchange- Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the closing sales price or the sales price or the average of the bid and asked prices reported with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automatic Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

                  (H) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and (ii) of Section II of this Article 11 shall include the shares of Common Stock and/or the shares of any series of outstanding Preferred Stock retained by the holders of such shares.

                  (I) The term "acquire" or "acquired" means the acquisition of beneficial ownership.



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



         IV. The Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 11, on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Shareholder, (ii) the number of shares of Common Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, and (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

         V. Nothing contained in this Article 11 shall be construed to relieve any Interested Shareholder or any of its Affiliates or Associates from any fiduciary obligation imposed by law.

         VI. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the outstanding Common Stock of the Corporation, including the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation other than those beneficially owned by any Interested
Shareholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article 11 of these Articles of Incorporation, in addition to any affirmative vote required by law or these Articles of Incorporation with respect to any other shares of capital stock of the Corporation.

                                       12.

         The Board of Directors of the Corporation, when evaluating any offer of a person (as defined in Article 11), other than the Corporation itself, to (a) make a tender or exchange offer for any equity security of the Corporation or any other security of the Corporation convertible into any equity security, (b) merge or consolidate the Corporation with another person, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation (an "Acquisition Proposal"), shall, in connection with the exercise of its business judgment in determining what is the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the consideration being offered in the Acquisition Proposal in relation to the then-current market price, but also in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of the Corporation as an independent entity, the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located and the desirability of maintaining independence from any other entity.

                                       13.

         Notwithstanding anything to the contrary in the Bylaws of the Corporation and subject to the rights of holders of any series of Preferred Stock then outstanding, the shareholders may amend or repeal, or adopt any provision inconsistent with,
Article II of the Corporation's Bylaws only by the same affirmative vote as is required to amend or repeal or adopt any provision inconsistent with Article 11 of these Articles of Incorporation as provided for in paragraph VI of said
Article 11, or in the alternative, by the vote of 75% or more of the Directors, the Board of Directors may amend or repeal or adopt any provision inconsistent with Article II of the Corporation's Bylaws.

         Any amendment or repeal of any part of Article X of the Corporation's Bylaws effected by the Directors shall require the affirmative vote of at least 75% of the full Board of Directors following at least ten days prior written notice to all Directors of the specific proposal.

                                       14.

         In addition to any powers provided by law, in the Bylaws, or otherwise, the Corporation shall have the power to indemnify any person who becomes a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                       15.

         (a). No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director; provided that this provision shall eliminate or limit the liability of a director only to the maximum extent permitted from time to time by the Georgia Business Corporation Code or any successor law or laws.

         (b). Any repeal or modification of Article 15(a) by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                       16.

         The Corporation shall not commence business until it shall have received not less than $500 in payment for the issuance of its shares.


         Said Restated Articles of Incorporation supersede the original Articles of Incorporation as heretofore amended.

         IN WITNESS WHEREOF, SunTrust Banks, Inc. has caused these Articles of Restatement to be executed, its corporate seal to be affixed, and its seal and execution hereof to be attested, all by its duly authorized officers, this 14th day of November, 1989.

                              SUNTRUST BANKS, INC.


                                            By: /s/ Robert Strickland
                                                ------------------------------
                                                     Robert Strickland
                              Chairman of the Board


(CORPORATE SEAL)

Attest: /s/ Thomas C. Duer
        -------------------------
         Thomas C. Duer
         Corporate Secretary



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